Exhibit 99.1

FOR IMMEDIATE RELEASE	Contact:	Bob Puccini
Investor Relations
(720) 895-7787
bob.puccini@arris.com

ARRIS ANNOUNCES PRELIMINARY AND UNAUDITED

SECOND QUARTER 2015 RESULTS

Suwanee, Ga. (July 29, 2015) ARRIS Group, Inc. (NASDAQ:ARRS) today announced preliminary and unaudited financial results for the second quarter 2015.

Second Quarter 2015 Financial Highlights

•	Revenues were $1,260.1 million

•	GAAP net income was $0.11 per diluted share

•	Adjusted net income (a non-GAAP measure) was $0.53 per diluted share

•	End-of-quarter cash resources were $622.8 million

•	Order backlog was $651.3 million

•	Book-to-bill ratio was 0.94

“Sales, margins, and Non-GAAP earnings were all up quarter over quarter, although not as much as we originally thought. These results, as expected, are down compared with the second quarter of last year when we were launching an unprecedented number of new products. As we have highlighted, we are encountering headwinds which we expect to continue through 2015, in particular those related to industry consolidations and the strong US dollar. With respect to the third quarter 2015, we expect revenues will be in the range of $1,210 million to $1,260 million, with adjusted net income per diluted share in the range of $0.52 to $0.58 and GAAP net income per diluted share in the range of $0.17 to $0.23,” said Bob Stanzione, ARRIS Chairman and CEO. “I remain confident about our future business prospects and the pending Pace acquisition. The combination is proceeding as expected and we continue to anticipate closing the transaction in the fourth quarter of 2015.”

Revenues in the second quarter 2015 of $1,260.1 million were down $169.0 million, or 11.8% as compared to second quarter 2014 revenues of $1,429.1 million. Second quarter revenues were up $44.9 million or 3.7%, as compared to first quarter 2015 revenues of $1,215.2 million.

Through the first two quarters of 2015, revenues of $2,475.2 million were down $178.9 million, or 6.7% as compared to the first two quarters of 2014 revenues of $2,654.1 million.

Adjusted net income (a non-GAAP measure) in the second quarter 2015 was $0.53 per diluted share, as compared to $0.70 per diluted share for the second quarter 2014, a decrease of $0.17 per diluted share, or 24.3%. Adjusted net income increased $0.09 per diluted share, or 20.5% as compared to the first quarter 2015 adjusted net income of $0.44 per diluted share.

Year to date, adjusted net income of $0.97 per diluted share for 2015 is a decrease of $0.20, or 17.1%, as compared to the first six months of 2014 adjusted net income of $1.17 per diluted share.

A reconciliation of adjusted net income per diluted share to GAAP net income per diluted share is attached to this release and also can be found on the Company’s website (www.arris.com).

GAAP net income in the second quarter 2015 was $0.11 per diluted share, as compared to the second quarter 2014 GAAP net income of $0.26 per diluted share, a decrease of $0.15 per diluted share, or 57.7%. GAAP net income decreased $0.02 per diluted share, or 15.4%, as compared to the first quarter 2015 GAAP net income of $0.13 per diluted share. Year to date, GAAP net income of $0.24 per diluted share for 2015 is a decrease of $0.30, or 55.6%, as compared to the first six months of 2014 GAAP net income of $0.54 per diluted share. A reconciliation of adjusted net income to GAAP income per diluted share is attached to this release and also can be found on the Company’s website (www.arris.com).

Cash & Cash Equivalents - The Company ended the second quarter 2015 with $622.8 million of cash resources, which includes $619.8 million of cash, cash equivalents and short-term investments, and $3.0 million of long-term marketable securities, as compared to $631.6 million at the end of the first quarter 2015, in the aggregate. The Company generated $69.2 million of cash from operating activities during the second quarter 2015, as compared to $220.3 million generated during the second quarter 2014. Through the first six months of 2015, the Company generated $5.9 million of cash from operating activities. This compares to $247.3 million generated during the same period in 2014.

Order backlog at the end of the second quarter 2015 was $651.3 million as compared to $787.6 million and $725.7 million at the end of the second quarter 2014 and the first quarter 2015, respectively. The Company’s book-to-bill ratio in the second quarter 2015 was 0.94 as compared to the second quarter 2014 of 0.85 and the first quarter 2015 of 1.08.

ARRIS management will conduct a conference call at 5:00 pm EDT, today, Wednesday, July 29, 2015, to discuss these results in detail. You may participate in this conference call by dialing 888-713-4217 or 617-213-4869 for international calls prior to the start of the call and providing the ARRIS Group, Inc. name, conference pass code 16046861 and Bob Puccini as the moderator. Please note that ARRIS will not accept any calls related to this earnings release until after the conclusion of the conference call. A replay of the conference call can be accessed approximately two hours after the call through August 6, 2015, by dialing 888-286-8010 or 617-801-6888 for international calls and using the pass code 35458106. A replay also will be made available for a period of 12 months following the conference call on ARRIS’ website at www.arris.com.

About ARRIS

ARRIS Group, Inc. (NASDAQ: ARRS) is a world leader in entertainment and communications technology. Our innovations combine hardware, software, and services across the cloud, network, and home to power TV and Internet for millions of people around the globe. The people of ARRIS collaborate with the world’s top service providers, content providers, and retailers to advance the state of our industry and pioneer tomorrow’s connected world. Together, we are inventing the future. For more information, visit www.arris.com.

No Offer or Solicitation

This release is provided for informational purposes only and does not constitute an offer to sell, or an invitation to subscribe for, purchase or exchange any securities or the solicitation of any vote or approval in any jurisdiction, nor shall there be any sale, issuance, exchange or transfer of the securities referred to in this document in any jurisdiction in contravention of applicable law.

Forward-Looking Statements

Statements made in this press release, including those related to:

•	growth expectations and business prospects;

•	revenues and net income for the third quarter 2015, and beyond;

•	expected sales levels and acceptance of new ARRIS products; and

•	the general market outlook and industry trends

are forward-looking statements. These statements involve risks and uncertainties that may cause actual results to differ materially from those set forth in these statements. Among other things,

•	projected results for the third quarter 2015 as well as the general outlook for 2015 and beyond are based on preliminary estimates, assumptions and projections that management believes to be reasonable at this time, but are largely beyond management’s control;

•	ARRIS may fail to realize the expected benefits of announced transactions, including the Active Video joint venture and the acquisition of Pace; there may be negative effects relating to the announcement of the transactions or any further announcements relating to the transactions; and ARRIS may incur significant transaction costs and/or unknown liabilities;

•	completion of the Pace acquisition is subject to satisfaction of a number of conditions outside of ARRIS’ control, including receipt of necessary regulatory approvals, and the approval of the shareholders of ARRIS and Pace;

•	the strengthening U.S. Dollar may adversely impact ARRIS’ international customer’s ability or willingness to purchase products and the pricing of ARRIS products;

•	ARRIS’ customers operate in a capital intensive consumer based industry, and volatility in the capital markets or changes in customer spending may adversely impact their ability or willingness to purchase the products that the Company offers;

•	because the market in which ARRIS operates is volatile, actions taken and contemplated may not achieve the desired impact relative to changing market conditions and the success of these strategies will be dependent on the effective implementation of those plans while minimizing organizational disruption; and

•	termination of the previously proposed acquisition of Time Warner by Comcast and the announced transactions within our customer base, including the acquisition of DIRECTV by AT&T, the proposed acquisition by Frontier Communications of several properties owned by Verizon, the proposed acquisition of Suddenlink by Altice, and the announced acquisition of Time Warner by Charter may have an impact on the amount and/or timing of customer’s spending.

In addition to the factors set forth elsewhere in this release, other factors that could cause results to differ from current expectations include: the impact of rapidly changing technologies; the impact of competition on product development and pricing; the ability of ARRIS to react to changes in general industry and market conditions including regulatory developments; rights to intellectual property; market trends and the adoption of industry standards. These factors are not intended to be an all-encompassing list of risks and uncertainties that may affect the Company’s business. Additional information regarding these and other factors can be found in ARRIS’ reports filed with the Securities and Exchange Commission, including its Form 10-Q for the year ended March 31, 2015. In providing forward-looking statements, the Company expressly disclaims any obligation to update publicly or otherwise these statements, whether as a result of new information, future events or otherwise, except as required by law.

Important Additional Information Regarding the Pace Transaction Filed With the SEC

In connection with the proposed acquisition of Pace, it is expected that the shares of New ARRIS to be issued by New ARRIS to Pace shareholders under the scheme will be issued in reliance upon the exemption from the registration requirements of the Securities Act of 1933, as amended, provided by Section 3(a)(10) thereof. In connection with the issuance of New ARRIS shares to ARRIS stockholders pursuant to the merger that forms a part of the transaction, New ARRIS has filed with the SEC a preliminary registration statement on Form S-4 that contains a prospectus of New ARRIS as well as a proxy statement of ARRIS relating to the merger that forms a part of the combination, which we refer to together as the Preliminary Form S-4/Proxy Statement. The Preliminary Form S-4/Proxy Statement is not complete and will be further amended.

INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PRELIMINARY FORM S-4/PROXY STATEMENT AND OTHER DOCUMENTS FILED WITH THE SEC IN CONNECTION WITH THE TRANSACTION CAREFULLY AND IN THEIR ENTIRETY, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE TRANSACTION, THE PARTIES TO THE TRANSACTION AND THE RISKS ASSOCIATED WITH THE TRANSACTION. Those documents, if and when filed, as well as ARRIS’ and New ARRIS’ other public filings with the SEC may be obtained without charge at the SEC’s website at www.sec.gov and at ARRIS’ website at http://ir.arris.com. Security holders and other interested parties will also be able to obtain, without charge, a copy of the Preliminary Form S-4/Proxy Statement and other relevant documents by directing a request by mail to ARRIS Investor Relations, 3871 Lakefield Drive, Suwanee, GA 30024 or at http://ir.arris.com. Security holders may also read and copy any reports, statements and other information filed with the SEC at the SEC public reference room at 100 F Street N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at (800) 732-0330 or visit the SEC’s website for further information on its public reference room.

Participants in the Solicitation

ARRIS, its directors and certain of its executive officers may be considered participants in the solicitation of proxies in connection with the transactions contemplated by the Preliminary Form S-4/Proxy Statement. Information about the directors and executive officers of ARRIS is set forth in its Annual Report on Form 10-K for the year ended December 31, 2014, which was filed with the SEC on February 27, 2015, and its proxy statement for its 2015 annual meeting of shareholders, which was filed with the SEC on April 9, 2015. Other information regarding potential participants in the proxy solicitations and a description of their direct and indirect interests, by security holdings or otherwise, is contained in the Preliminary Form S-4/Proxy Statement.

Pace and New ARRIS are each organized under the laws of England and Wales. Some of the officers and directors of Pace and New ARRIS are residents of countries other than the United States. As a result, it may not be possible to sue Pace, New ARRIS or such persons in a non-US court for violations of US securities laws. It may be difficult to compel Pace, New ARRIS and their respective affiliates to subject themselves to the jurisdiction and judgment of a US court or for investors to enforce against them the judgments of US courts.

UK Takeover Code Directors’ Confirmation

The statements above with respect to adjusted net income per diluted share and GAAP net income per diluted share for the third quarter 2015 constitute a profit forecast for the purposes of the UK City Code on Takeovers and Mergers (the “Profit Forecast”). The Profit Forecast has been prepared on a basis consistent with ARRIS’ accounting policies, which are in accordance with U.S. GAAP.

The Profit Forecast is based on the following assumptions:

Factors outside the control of ARRIS:

•	there will be no material changes to the conditions of the markets in which ARRIS operates, including material changes in the capital spending of ARRIS’ customers during the third quarter;

•	foreign currency exchange rates, interests rates and tax rates in the geographic markets in which ARRIS operates remain materially unchanged from the currently prevailing rates;

•	there will be no material interruptions in the delivery of components for the manufacture of ARRIS’ products or the delivery of finished products to customers;

•	there will be no material adverse changes to existing global macroeconomic or political conditions;

•	there will be no material regulatory developments that affect ARRIS’ operations or the operations of its customers; and

•	there will be no material adverse events that have a significant impact on ARRIS’ financial condition.

Factors within the control of ARRIS:

•	there will be no material acquisitions or dispositions completed by ARRIS prior to September 30, 2015;

•	there will be no material change in the supplier base of ARRIS;

•	ARRIS’s operational costs will not change materially prior to September 30, 2015;

•	there will be no material change in the business or operational strategy of ARRIS; and

•	there will be no material changes to the management of ARRIS.

The Directors of ARRIS Group, Inc. confirm that the Profit Forecast has been properly compiled on the basis of the assumptions stated above and the basis of accounting used in preparing the Profit Forecast is consistent with the accounting policies of ARRIS Group, Inc.

# # # # #

ARRIS GROUP, INC.

PRELIMINARY CONSOLIDATED BALANCE SHEETS

(in thousands)

(unaudited)

	June 30, 2015	March 31, 2015	December 31, 2014	September 30, 2014	June 30, 2014

ASSETS

Current assets:
Cash and cash equivalents	$490,939	$499,482	$565,790	$526,999	$483,277
Short-term investments, at fair value	128,852	129,073	126,748	66,817	68,586

Total cash, cash equivalents and short term investments	619,791	628,555	692,538	593,816	551,863

Restricted cash	50	—	—	1,022	1,096
Accounts receivable, net	802,329	819,918	598,603	684,722	723,527
Other receivables	11,268	15,054	10,640	18,227	14,610
Inventories, net	389,556	372,379	401,165	368,628	297,848
Prepaid income taxes	26,413	13,380	11,023	4,431	32,802
Prepaids	39,001	31,814	27,497	34,311	33,715
Current deferred income tax assets	105,384	115,926	113,390	64,948	79,070
Other current assets	91,624	80,943	61,450	78,283	72,069

Total current assets	2,085,416	2,077,969	1,916,306	1,848,388	1,806,600

Property, plant and equipment, net	324,154	325,727	366,431	371,496	376,509
Goodwill	1,017,430	938,645	936,067	938,265	944,115
Intangible assets, net	923,837	919,876	943,388	1,000,441	1,057,557
Investments	75,381	76,492	77,640	74,985	68,852
Noncurrent deferred income tax assets	87,291	88,366	71,686	12,567	20,468
Other assets	45,166	45,711	54,127	59,102	56,719

	$4,558,675	$4,472,786	$4,365,645	$4,305,244	$4,330,820

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$608,133	$594,690	$480,150	$577,318	$636,283
Accrued compensation, benefits and related taxes	78,333	75,849	145,278	130,116	101,644
Accrued warranty	29,176	36,824	42,763	51,277	54,546
Deferred revenue	107,632	107,230	92,772	102,717	114,489
Current portion of long-term debt & financing lease obligations	48,594	82,787	73,956	67,062	60,171
Current income taxes payable	9,587	13,092	10,610	15,344	19,672
Other accrued liabilities	155,482	167,430	164,341	178,100	192,345

Total current liabilities	1,036,937	1,077,902	1,009,870	1,121,934	1,179,150
Long-term debt & financing lease obligations, net of current portion	1,537,641	1,505,073	1,467,370	1,487,585	1,507,796
Accrued pension	68,865	68,060	64,917	59,667	59,552
Noncurrent income taxes payable	43,586	42,282	41,082	31,141	22,597
Noncurrent deferred income tax liabilities	332	412	274	42,926	74,297
Other noncurrent liabilities	92,544	90,428	91,371	71,882	68,512

Total liabilities	2,779,905	2,784,157	2,674,884	2,815,135	2,911,904

Stockholders’ equity:
Preferred stock	—	—	—	—	—
Common stock	1,814	1,811	1,796	1,792	1,795
Capital in excess of par value	1,765,804	1,745,345	1,739,700	1,725,383	1,710,845
Treasury stock at cost	(331,329)	(331,329)	(306,330)	(306,330)	(306,330)
Accumulated other comprehensive income (loss)	(12,664)	(12,966)	(11,047)	(4,617)	(6,649)
Retained earnings	302,525	285,768	266,642	73,881	19,255

Total ARRIS Group, Inc. stockholders’ equity	1,726,150	1,688,629	1,690,761	1,490,109	1,418,916
Stockholders’ equity attributable to noncontrolling interest	52,620	—	—	—	—

Total stockholders’ equity	1,778,770	1,688,629	1,690,761	1,490,109	1,418,916

	$4,558,675	$4,472,786	$4,365,645	$4,305,244	$4,330,820

ARRIS GROUP, INC.

PRELIMINARY CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

(unaudited)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2015	2014	2015	2014
Net sales	$1,260,077	$1,429,071	$2,475,234	$2,654,088
Cost of sales	895,716	1,009,659	1,774,318	1,887,901

Gross margin	364,361	419,412	700,917	766,187

Operating expenses:
Selling, general, and administrative expenses	107,209	112,362	207,534	211,494
Research and development expenses	136,260	144,121	268,729	278,274
Amortization of intangible assets	56,783	58,735	113,930	122,736
Integration, acquisition, restructuring and other costs	12,566	12,518	13,464	24,020

	312,818	327,736	603,657	636,524

Operating income	51,543	91,676	97,260	129,663
Other expense (income):
Interest expense	28,454	18,225	41,821	34,823
Loss on investments	1,410	3,236	3,119	4,911
(Gain) loss on foreign currency	(6,659)	1,332	(6,639)	653
Interest income	(558)	(701)	(1,280)	(1,284)
Other expense, net	934	4,422	7,997	6,594

Income before income taxes	27,962	65,162	52,242	83,966
Income tax expense	12,819	26,138	17,973	4,142

Consolidated net income	15,143	39,024	34,269	79,824
Net loss attributable to noncontrolling interests	(1,615)	—	(1,615)	—

Net income attributable to ARRIS Group, Inc.	$16,758	$39,024	$35,884	$79,824

Net income per common share (1):
Basic	$0.11	$0.27	$0.25	$0.56

Diluted	$0.11	$0.26	$0.24	$0.54

Weighted average common shares:
Basic	146,293	144,415	145,823	143,637

Diluted	149,276	148,063	149,132	147,610

(1)	Calculated based on net income attributable to shareowners of ARRIS Group, Inc.

ARRIS GROUP, INC.

PRELIMINARY CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(unaudited)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2015	2014	2015	2014

Operating Activities:
Consolidated net income	$15,143	$39,024	$34,269	$79,824
Depreciation	17,053	19,681	36,937	39,675
Amortization of intangible assets	57,849	58,735	115,701	122,736
Amortization of deferred finance fees and debt discount	4,112	4,863	6,293	7,194
Deferred income tax provision (benefit)	11,399	(5,644)	(6,789)	(14,029)
Stock compensation expense	16,293	15,284	30,267	26,317
Provision for doubtful accounts	1,982	1,237	2,249	1,244
Loss on disposal of property, plant & equipment	145	2,774	6,022	3,186
Loss (gain) on investments	1,410	3,237	3,119	4,911
Excess tax benefits from stock-based compensation plans	3,595	(868)	(12,842)	(11,325)
Changes in operating assets & liabilities, net of effects of acquisitions and disposals:
Accounts receivable	16,762	(9,528)	(204,820)	(104,036)
Other receivables	4,308	(793)	(2,687)	(8,047)
Inventory	(17,177)	(11,790)	11,609	32,281
Income taxes payable/recoverable	(15,346)	25,834	(16,755)	(1,585)
Accounts payable and accrued liabilities	(27,771)	102,749	28,917	62,050
Prepaids and other, net	(20,597)	(24,487)	(25,593)	6,905

Net cash provided by operating activities	69,160	220,308	5,897	247,301

Investing Activities:
Purchases of investments	(20,040)	(1,920)	(31,103)	(23,160)
Sales of investments	19,446	13,506	29,615	24,681
Purchases of property, plant & equipment, net	(13,402)	(13,368)	(24,321)	(26,292)
Proceeds from sale-leaseback transaction	—	—	24,960	—
Acquisition, net of cash acquired	(97,905)	84	(97,905)	84
Purchases of intangible assets	—	—	(34,340)	—
Other, net	—	2	2,904	19

Net cash used in investing activities	(111,901)	(1,696)	(130,190)	(24,668)

Financing Activities:
Proceeds from sales-leaseback financing transaction	—	—	58,729	—
Payment of financing lease obligation	(105)	—	(105)	—
Payment of debt obligations	(15,000)	(168,403)	(28,750)	(182,153)
Payment for debt discount	(2,309)	—	(2,309)	—
Payment for deferred financing costs	(3,234)	—	(3,234)	—
Repurchase of common stock	—	—	(24,999)	—
Excess income tax benefits from stock-based compensation plans	(3,595)	868	12,842	11,325
Repurchase of shares to satisfy employee tax withholdings	(3,792)	(16,173)	(24,986)	(22,412)
Proceeds from issuance of common stock, net	7,983	7,666	8,004	11,446
Contribution from noncontrolling interest	54,250	—	54,250	—

Net cash (used in) provided by financing activities	34,198	(176,042)	49,442	(181,794)

Net (decrease) increase in cash and cash equivalents	(8,543)	42,570	(74,851)	40,839
Cash and cash equivalents at beginning of period	499,482	440,707	565,790	442,438

Cash and cash equivalents at end of period	$490,939	$483,277	$490,939	$483,277

ARRIS GROUP, INC.

PRELIMINARY SUPPLEMENTAL SALES & NET INCOME RECONCILIATION

(in thousands, except per share data) (unaudited)

	Q2 2014		Q1 2015		Q2 2015		YTD 2014		YTD 2015
	Amount	Per Diluted Share	Amount	Per Diluted Share	Amount	Per Diluted Share	Amount		Amount
Sales	$1,429,071		$1,215,158		$1,260,077		$2,654,088		$2,475,235

Highlighted items:
Acquisition accounting impacts of deferred revenue	3,489		—		—		$3,695		$—

Sales excluding highlighted items	$1,432,560		$1,215,158		$1,260,077		$2,657,783		$2,475,235

	Q2 2014		Q1 2015		Q2 2015		YTD 2014		YTD 2015
	Amount	Per Diluted Share	Amount	Per Diluted Share	Amount	Per Diluted Share	Amount	Per Diluted Share	Amount	Per Diluted Share
Net income attributable to ARRIS Group, Inc.	$39,024	$0.26	$19,126	$0.13	$16,758	$0.11	$79,824	$0.54	$35,884	$0.24

Highlighted items:
Impacting gross margin:
Stock compensation expense	1,835	0.01	1,791	0.01	2,214	0.01	3,110	0.02	4,005	0.03
Acquisition accounting impacts of deferred revenue	2,802	0.02	—	—	—	—	3,001	0.02	—	—

Impacting operating expenses:
Integration, acquisition, restructuring and other costs	12,518	0.08	898	0.01	12,566	0.08	24,020	0.16	13,464	0.09
Amortization of intangible assets	58,735	0.40	57,147	0.38	56,783	0.38	122,736	0.83	113,930	0.76
Stock compensation expense	13,449	0.09	12,183	0.08	14,079	0.09	23,207	0.16	26,262	0.18
Noncontrolling interest share of non-GAAP adjustments	—	—	—	—	(799)	(0.01)		—	(799)	(0.01)

Impacting other (income) / expense:
Impairment on investments	3,000	0.02	—	—	150	—	3,000	0.02	150	—

Impacting other (income) / expense:
Debt amendment fees	—	—	—	—	14,382	0.10	—	—	14,382	0.10
Asset held for sale impairment	2,125	0.01	—	—	—	—	2,125	0.01	—	—
FX contract gains related to cash consideration of Pace acquisition	—	—	—	—	(6,845)	(0.05)	—	—	(6,845)	(0.05)
Loss on sale of building	—	—	5,142	0.03	—	—	—	—	5,142	0.03

Net tax items	(29,204)	(0.20)	(30,533)	(0.20)	(30,122)	(0.20)	(88,054)	(0.60)	(60,655)	(0.41)

Total highlighted items	65,260	0.44	46,628	0.31	62,408	0.42	93,145	0.63	109,036	0.73

Net income excluding highlighted items	$104,284	$0.70	$65,754	$0.44	$79,166	$0.53	$172,969	$1.17	$144,920	$0.97

Weighted average common shares - diluted		148,063		148,986		149,276		147,610		149,133

Notes to GAAP to Adjusted Non-GAAP Financial Measures

The Company reports its financial results in accordance with accounting principles generally accepted in the United States (“GAAP” or referred to herein as “reported”). However, management believes that certain non-GAAP financial measures provide management and other users with additional meaningful financial information that should be considered when assessing our ongoing performance. Our management regularly uses our supplemental non-GAAP financial measures internally to understand, manage and evaluate our business and make operating decisions. These non-GAAP measures are among the factors management uses in planning for and forecasting future periods. Non-GAAP financial measures should be viewed in addition to, and not as an alternative to, the Company’s reported results prepared in accordance with GAAP. Our non-GAAP financial measures reflect adjustments based on the following items, as well as the related income tax effects:

Acquisition Accounting Impacts Related to Deferred Revenue: In connection with our acquisitions of Motorola Home, business combination rules require us to account for the fair values of arrangements for which acceptance has not been obtained, and post contract support in our purchase accounting. The non-GAAP adjustment to our sales and cost of sales is intended to include the full amounts of such revenues. We believe the adjustment to these revenues is useful as a measure of the ongoing performance of our business. We have historically experienced high renewal rates related to our support agreements and our objective is to increase the renewal rates on acquired post contract support agreements; however, we cannot be certain that our customers will renew our contracts.

Stock-Based Compensation Expense: We have excluded the effect of stock-based compensation expenses in calculating our non-GAAP operating expenses and net income measures. Although stock-based compensation is a key incentive offered to our employees, we continue to evaluate our business performance excluding stock-based compensation expenses. We record non-cash compensation expense related to grants of options and restricted stock. Depending upon the size, timing and the terms of the grants, the non-cash compensation expense may vary significantly but will recur in future periods.

Integration, Acquisition, Restructuring and Other Costs: We have excluded the effect of acquisition, integration, and other expenses and the effect of restructuring expenses in calculating our non-GAAP operating expenses and net income measures. We incurred expenses in connection with the Active Video Joint Venture, the Motorola Home acquisition, the anticipated Pace acquisition and, which we generally would not otherwise incur in the periods presented as part of our continuing operations. Acquisition and integration expenses consist of transaction costs, costs for transitional employees, other acquired employee related costs, and integration related outside services. Restructuring expenses consist of employee severance, abandoned facilities, and other exit costs. We believe it is useful to understand the effects of these items on our total operating expenses.

Amortization of Intangible Assets: We have excluded the effect of amortization of intangible assets in calculating our non-GAAP operating expenses and net income measures. Amortization of intangible assets is non-cash, and is inconsistent in amount and frequency and is significantly affected by the timing and size of our acquisitions. Investors should note that the use of intangible assets contributed to our revenues earned during the periods presented and will contribute to our future period revenues as well. Amortization of intangible assets will recur in future periods.

Noncontrolling Interest share of Non-GAAP Adjustments: In the second quarter of 2015, ARRIS and Charter formed a joint venture that acquired Active Video Networks, Inc.. ARRIS and Charter own 65% and 35%, respectively, of the joint venture. The joint venture is accounted for by ARRIS under the consolidation method. As a result, the consolidated statement of operations include the revenues, expenses, and gains and losses of the noncontolling interest. The amount of net income (loss) related to the noncontrolling interest are reported and presented separately in the consolidated statement of operations. We have excluded the noncontrolling share of any non GAAP adjusted measures recorded by the joint venture, as we believe it is useful to understand the effect of excluding this item when evaluating our ongoing performance.

Impairment of Investment: We have excluded the effect of an other-than-temporary impairment of a cost method investment in calculating our non-GAAP financial measures. We believe it is useful to understand the effect of this non-cash item in our other expense (income).

Debt Amendment Fees: In the second quarter of 2015, the Company amended its credit agreement. This debt modification allowed us to improve the terms and conditions of the credit agreement, extend the maturities of certain loan facilities, increase the amount of the revolving credit facility, and add a new term A-1 loan facility. It is our intent that the new term A-1 loan facility be funded upon the closing of the Pace Acquisition. If the Pace acquisition does not close, the entire facility is available to ARRIS so long as the first $400 million drawn is used to reduce other debt; the remaining $400 million can be used for general corporate purposes. Certain fees related to the debt modification have already been paid, and other fees related to the new term A-1 loan facility will be paid upon funding. We believe it is useful to understand the effect of this on our other expense (income).

Asset Held for Sale Impairment: In the second quarter of 2014, we entered into a contract to facilitate the sale of a building at less than its carrying value. The asset has been reclassified as held for sale and was measured at the lower of its carrying amount or fair value less cost to sell. We have recorded an initial impairment charge to reduce the assets carrying amount to its fair value less costs to sell in the period the held for sale criteria were met. We have excluded the effect of the asset held for sale impairment in calculating our non-GAAP financial measures. We believe it is useful to understand the effect of this non-cash item in our other expense (income).

Foreign Exchange Contract Gains Related to Cash Consideration of Pace Acquisition: In the second quarter of 2015, the Company announced its intent to acquire Pace plc in exchange for stock and cash. We subsequently entered into foreign exchange forward contracts in order to hedge the foreign currency risk associated with the cash consideration of the Pace Acquisition. These foreign exchange forward contracts were not designated as hedges, and accordingly, all changes in the fair value of these instruments are recognized as a loss (gain) on foreign currency in the Consolidated Statements of Operations. We believe it is useful to understand the effect of this on our other expense (income).

Loss on Sale of Building: In the first quarter of 2015, the Company sold land and a building that qualified for sale-leaseback accounting and was classified as an operating lease. A loss has been recorded on the sale. We have excluded the effect of the loss on sale of property in calculating our non-GAAP financial measures. We believe it is useful to understand the effect of excluding this item when evaluating our ongoing performance.

Income Tax Expense (Benefit): We have excluded the tax effect of the non-GAAP items mentioned above. Additionally, we have excluded the effects of certain tax adjustments related to tax and legal restructuring, state valuation allowances, research and development tax credits and provision to return differences.